As filed with the Securities and Exchange Commission on October 21, 1998

                                                       Registration No. 333-____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                               TWINLAB CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               11-3317986
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                          150 MOTOR PARKWAY, SUITE 210
                            HAUPPAUGE, NEW YORK 11788
                    (Address of Principal Executive Offices)
                                 ---------------
                               TWINLAB CORPORATION
                            1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                              PHILIP M. KAZIN, ESQ.
                     CHIEF LEGAL OFFICER AND GENERAL COUNSEL
                               TWINLAB CORPORATION
                          150 MOTOR PARKWAY, SUITE 210
                            HAUPPAUGE, NEW YORK 11788
                     (Name and Address of Agent for Service)

                                 (516) 467-3140
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   COPIES TO:

                              Howard A. Sobel, Esq.
                        Kramer, Levin, Naftalis & Frankel
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                           Proposed                     Proposed
                                                           Maximum                      Maximum
Title of                                                   Offering                     Aggregate                    Amount of
Securities to                 Amount to be                 Price Per                    Offering                     Registration
be Registered                 Registered                   Share(1)                     Price                        Fee
------------------------------------------------------------------------------------------------------------------------------------
Common                        1,000,000                    $17.75                       $17,750,000                  $5,236.25
Stock (par                    shares
value $1.00
per share)
====================================================================================================================================

(1) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices reported by the Nasdaq National Market of The Nasdaq Stock Market on October 15, 1998, which is within five (5) business days prior to the date of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference in this Registration Statement the following documents:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above;

        (c) The Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains a description of the Common Stock, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

        Not applicable.

Item 5.   Interest of Named Experts and Counsel.

        The legality of the issuance of the shares has been passed upon for the Registrant by Kramer, Levin, Naftalis & Frankel.

Item 6.   Indemnification of Directors and Officers.

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Second Amended and Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

        Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

        The Registrant's Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

        The Registrant maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7.   Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

               Exhibit Number          Description
               --------------          -----------

                      4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to
                                       Exhibit  3.4 to  Amendment  No.  1 to the
                                       Registration Statement on Form S-4, dated
                                       September   18,   1996,   filed  by  Twin
                                       Laboratories   Inc.,   Registration   No.
                                       333-6781).

                      4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to
                                       Exhibit  3.5 to  Amendment  No.  1 to the
                                       Registration Statement on Form S-4, dated
                                       September   18,   1996,   filed  by  Twin
                                       Laboratories   Inc.,   Registration   No.
                                       333-6781).

                      5 Opinion of Kramer, Levin, Naftalis & Frankel regarding legality of securities being registered (including consent).

                      23.1             Consent of Independent Auditors.

                      23.2 Consent of Kramer, Levin, Naftalis & Frankel (see Exhibit Number 5 above).

Item 9.    Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on this 21st day of October, 1998.

                               TWINLAB CORPORATION

                                      By:/s/ ROSS BLECHMAN
                                         -----------------
                                         Name:   Ross Blechman
                                         Title:  Chairman of the Board, Chief
                                                 Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 23, 1998 in the capacities indicated.

         Signature                Title(s)
         ---------                --------

    /s/  ROSS BLECHMAN           Chairman of the Board, Chief Executive Officer
         -------------           and President
         Ross Blechman


    /s/  NEIL BLECHMAN           Executive Vice President and Director
         -------------
         Neil Blechman


    /s/  BRIAN BLECHMAN          Executive Vice President and Director
         --------------
         Brian Blechman


    /s/  STEVE BLECHMAN          Executive Vice President and Director
         --------------
         Steve Blechman


    /s/  DEAN BLECHMAN           Executive Vice President and Director
         -------------
         Dean Blechman


    /s/  STEPHEN L. WELLING      Director
         ------------------
         Stephen L. Welling


    /s/  JONATHAN D. SOKOLOFF    Director
         --------------------
         Jonathan D. Sokoloff


    /s/  JOHN G. DANHAKL         Director
         ---------------
         John G. Danhakl


    /s/  JENNIFER HOLDEN DUNBAR  Director
         ----------------------
         Jennifer Holden Dunbar

                                  EXHIBIT INDEX


        Exhibit Number                        Description
        --------------                        -----------

        4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registration Statement on Form S-4, dated September 18, 1996, filed by Twin Laboratories Inc., Registration No. 333-6781).

        4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registration Statement on Form S-4, dated September 18, 1996, filed by Twin Laboratories Inc., Registration No. 333-6781).

        5 Opinion of Kramer, Levin, Naftalis & Frankel regarding legality of securities being registered (including consent).

        23.1                 Consent of  Independent Auditors.

        23.2 Consent of Kramer, Levin, Naftalis & Frankel (see Exhibit Number 5 above).